UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 13, 2007

                              --------------------

                              Calibre Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                000-50830                                88-0343804
                ---------                                ----------
         (Commission File Number)           (I.R.S. Employer Identification No.)
        1667 K St., NW, Ste. 1230
        -------------------------

              Washington, DC                               20006
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 (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (202) 223-4401



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         As described in more detail in Item 3.02 of this Current Report on Form 8-K, on April 13, 2007 we completed a $5,000,000 financing through the private placement of 8,000,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") with BlueWater Capital Group, LLC, a Houston, TX-based private investment fund, managed by Prentis B. Tomlinson, Jr., Calibre's Chairman and Chief Executive Officer.

         We anticipate that the proceeds from the Series A Preferred will be sufficient to fund our planned capital budget and general and administrative expenditures for the remainder of 2007.

         The 8,000,000 shares of Series A Preferred were issued at $0.625 per share, have a liquidation preference of $5 million, carry no coupon and are not accompanied by or issued in conjunction with any warrants or options. Each share of the Series A Preferred shall be convertible at the election of the BlueWater Capital Group, LLC into shares of Common Stock based on the ratio required to cause the number of shares of Common Stock issuable upon the conversion of 8,000,000 shares of Series A Preferred Stock to equal 75% of the number of shares of Common Stock then issued and outstanding.

         The issuance of the Series A Preferred, which is authorized and designated to have that number of votes equal to 51% of the total votes entitled to be cast by all classes of stock of the Company, results in the holder of the Series A Preferred exercising substantial influence over the outcome of all matters requiring a stockholder vote. The conversion of the Series A Preferred into Common Stock will result in significant dilution to the Company's stockholders and the book value of their shares of the Company's common stock. Accordingly, any investment in the Company's common stock will continue to be highly speculative.

Item 3.02. Unregistered Sale of Securities

         On April 13, 2007, we completed a private placement of 8,000,000 Series A Convertible Preferred Shares with BlueWater Capital Group, LLC, a private investment group managed by our Chairman, CEO and President Prentis B. Tomlinson, Jr. in exchange for net proceeds of $5,000,000 of which $1,000,000 has been received by Calibre and the remaining $4,000,000 has been structured as a note payable to the Calibre in monthly increments of $800,000 over the next 5 months. The Series A Preferred has that number of votes equal to 51% of the total votes entitled to be cast by all outstanding capital stock. After the receipt of the total proceeds, the preferred shares may be convertible, at the election of the Holder, into a fixed amount of common stock, equal to 75% of total outstanding shares of common stock at the time of conversion.

         Each holder of shares of Series A Convertible Preferred Stock shall be entitled at the election of the holder to cause any or all of such shares to be converted into shares of Common Stock on the basis of the Conversion Ratio then in effect, provided, however, that the conversion of the Series A Convertible Preferred Stock shall not be effective until the Articles of Incorporation of the Company have been amended to increase the number of authorized shares of Common Stock to at least 200,000,000 shares (the "Amendment"). Each share of Series A Convertible Preferred Stock shall be convertible into shares of Common Stock based on the ratio required to cause the number of shares of Common Stock issuable upon the conversion of 8,000,000 shares of Series A Preferred Stock to equal 75% of the number of shares of Common Stock then issued and outstanding after the conversion (the "Conversion Ratio").

         The Series A Preferred are not entitled to receive any dividends unless dividends are declared and paid by us on the Company's Common Stock. If we pay dividends on our Common Stock, then each holder of a share of Series A Convertible Preferred Stock shall be entitled to receive the amount of dividends such holder would have received if its shares of Series A Convertible Preferred Stock had already been converted into shares of Common Stock. The Series A Preferred were not issued in conjunction with any warrants.

         Prior to conversion, the Series A Preferred has a liquidation preference equal to $5 million. In the event of any liquidation, dissolution or winding up of Calibre, either voluntary or involuntary (a "liquidation event"), a holder of the Series A Convertible Preferred Stock shall be entitled to receive out of our assets, prior to the holders of the Common Stock and the holders of Preferred Stock with rights junior to the Series A Preferred, for each share of Series A Convertible Preferred Stock held by such holder, $.625 per share (the "Liquidation Preference").


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Item 3.03  Material Modification to Rights of Security Holders


         The voting power of each share of Series A Convertible Preferred Stock shall be equal to the number of votes required to cause the aggregate of the votes entitled to be cast by all of the issued and outstanding Series A Convertible Preferred Stock to equal 51% of all votes entitled to be cast by all our classes of stock. The Series A Convertible Preferred Stock shall be entitled to vote on any and all matters brought to a vote of holders of Common Stock. Holders of Series A Convertible Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided to the holders of the Common Stock pursuant to the Company's Bylaws and applicable statutes.

         On April 13,  2007,  our board of  directors  approved an  amendment to
Section 9 the Company's bylaws, pursuant to Nevada law, which state that any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by those stockholders holding the number of votes necessary to approve the taking of such action at a meeting at which all stockholders entitled to vote with respect to the subject matter thereof were present and voting, and such consent shall have the same force and effect as a vote at a meeting.

Item 5.05  Changes in Control of Registrant

         The issuance of the Series A Preferred, which is authorized and designated to carry 51% of the of all votes entitled to be cast by all classes of stock of the Company, results in the holder of the Series A Preferred exercising substantial influence over the outcome of all matters requiring a stockholder vote. The conversion of the Series A Preferred into Common Stock will result in significant dilution to the Company's stockholders and the book value of their shares of the Company's common stock.

         As a result the holder or holders of Series A Convertible Preferred Stock may have the ability to influence significantly any decisions relating to:

          o    elections to our board of directors;

          o    amendments to our certificate of incorporation;

          o the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets; and

          o a change of control of Calibre (which may have the effect of discouraging third party offers to acquire Calibre).


Item 9.01  Financial Statements and Exhibits
--------------------------------------------

(c)      Exhibits

10.1 Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Stock of Calibre Energy, Inc. dated April 13, 2007

10.2 Investment Agreement dated as of April 13, 2007 between Calibre Energy, Inc., a Nevada corporation and BlueWater Capital Group, LLC, a Delaware limited liability company

10.3 Promissory Note dated as of April 13, 2007 between Calibre Energy, Inc., a Nevada corporation and BlueWater Capital Group, LLC, a Delaware limited liability company

10.4 Stock Pledge Agreement entered into effective April 13, 2007, by and between BlueWater Capital Group, LLC, a Delaware limited liability company and Calibre Energy, Inc., a Nevada corporation

10.5 Guaranty dated as of April 13, 2007, made between Prentis B. Tomlinson, Jr. and in favor of Calibre Energy, Inc. a Nevada corporation, and its successors and assigns

10.6 Amendment to Section 9 of Article II of the Bylaws of the Company dated and effective April 13, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CALIBRE ENERGY, INC.



Date:    April 20, 2007        By:  /s/ Prentis B. Tomlinson, Jr.
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                                    Name: Prentis B. Tomlinson,  Jr.,
                                          Chairman, President and CEO